                                                                   EXHIBIT 99.03

                                 $1,145,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 October 6, 2000

                                      among

                            HILTON HOTELS CORPORATION

                          The Banks Referred to Herein

             FIRST UNION NATIONAL BANK and THE BANK OF NOVA SCOTIA,
                             as Documentation Agents



                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                              THE BANK OF NEW YORK,
                             as Administrative Agent

                     --------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                                       and
                            BNY CAPITAL MARKETS, INC.
                     Co-Lead Arrangers and Co-Book Managers



                                TABLE OF CONTENTS

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                                                                                                            PAGE

ARTICLE I DEFINITIONS.........................................................................................1

    1.01   Definitions........................................................................................1
    1.02   Accounting Terms and Determinations...............................................................14
    1.03   Types of Borrowings...............................................................................14

ARTICLE II THE CREDITS.......................................................................................15

    2.01   Commitments to Lend...............................................................................15
    2.02   Notice of Committed Borrowings....................................................................15
    2.03   Money Market Borrowings...........................................................................15
    2.04   Conversion and Continuation of Loans..............................................................18
    2.05   Notice to Banks; Funding of Loans.................................................................19
    2.06   Notes.............................................................................................20
    2.07   Interest Rates....................................................................................20
    2.08   Agents' Fees......................................................................................22
    2.09   Upfront Fees......................................................................................22
    2.10   Facility Fees.....................................................................................22
    2.11   Optional Termination of Commitments by Borrower...................................................22
    2.12   Optional Termination of Commitments by the Banks..................................................22
    2.13   Scheduled Termination of Commitments..............................................................23
    2.14   Optional Prepayments..............................................................................23
    2.15   General Provisions as to Payments.................................................................23
    2.16   Funding Losses....................................................................................24
    2.17   Computation of Interest and Fees..................................................................24
    2.18   Withholding Tax Exemption.........................................................................24
    2.19   Increased Commitments; Additional Banks...........................................................25
    2.20   Judgment Currency.................................................................................25
    2.21   Letters of Credit.................................................................................26
    2.22   Regulation D Compensation.........................................................................28
    2.23   Extension of the Termination Date.................................................................29

ARTICLE III CONDITIONS.......................................................................................30

    3.01   Borrowings and Issuances of Letters of Credit.....................................................30
    3.02   Effectiveness.....................................................................................30

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................................................32

    4.01   Corporate Existence and Power.....................................................................32
    4.02   Corporate and Governmental Authorization; Contravention...........................................32

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                                      -i-
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
    4.03   Binding Effect....................................................................................32
    4.04   Financial Information.............................................................................32
    4.05   Litigation........................................................................................32
    4.06   Compliance with ERISA.............................................................................33
    4.07   Taxes.............................................................................................33
    4.08   Significant Subsidiaries..........................................................................33
    4.09   Not an Investment Company.........................................................................33
    4.10   Environmental Matters.............................................................................33
    4.11   Full Disclosure...................................................................................33

ARTICLE V COVENANTS..........................................................................................34

    5.01   Information.......................................................................................34
    5.02   Maintenance of Property; Insurance................................................................35
    5.03   Conduct of Business and Maintenance of Existence..................................................36
    5.04   Compliance with Laws..............................................................................36
    5.05   Inspection of Property, Books and Records.........................................................36
    5.06   Negative Pledge...................................................................................36
    5.07   Consolidations, Mergers and Sales of Assets.......................................................37
    5.08   Use of Proceeds...................................................................................37
    5.09   Leverage Ratio....................................................................................37
    5.10   Interest Coverage Ratio...........................................................................38

ARTICLE VI DEFAULTS..........................................................................................39
    6.01   Events of Default.................................................................................39
    6.02   Notice of Default.................................................................................40
    6.03   Cash Cover........................................................................................40

ARTICLE VII THE AGENTS.......................................................................................41

    7.01   Appointment and Authorization.....................................................................41
    7.02   Agents and Affiliates.............................................................................41
    7.03   Action by Agents..................................................................................41
    7.04   Consultation with Experts.........................................................................41
    7.05   Liability of Agent................................................................................41
    7.06   Indemnification...................................................................................41
    7.07   Credit Decision...................................................................................41
    7.08   Successor Agent...................................................................................42
    7.09   Agents' Fees......................................................................................42

ARTICLE VIII CHANGE IN CIRCUMSTANCES.........................................................................43

    8.01   Basis for Determining Interest Rate Inadequate or Unfair..........................................43
    8.02   Illegality........................................................................................43

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    8.03   Increased Cost and Reduced Return.................................................................44
    8.04   Base Rate Loans Substituted for Affected Fixed Rate Loans.........................................45

ARTICLE IX MISCELLANEOUS.....................................................................................46

    9.01   Notices...........................................................................................46
    9.02   No Waivers........................................................................................46
    9.03   Expenses; Documentary Taxes; Indemnification......................................................46
    9.04   Amendments and Waivers............................................................................47
    9.05   Successors and Assigns............................................................................47
    9.06   New York Law; Submission to Jurisdiction..........................................................49
    9.07   Counterparts; Integration.........................................................................50
    9.08   Several Obligations...............................................................................50
    9.09   Sharing of Set-Offs...............................................................................50
    9.10   WAIVER OF JURY TRIAL..............................................................................50



PRICING SCHEDULE
COMMITMENT SCHEDULE

Exhibit A         -         Compliance Certificate
Exhibit B         -         Note
Exhibit C         -         Pricing Certificate
Exhibit D         -         Form of Money Market Quote Request
Exhibit E         -         Form of Invitation for Money Market Quotes
Exhibit F         -         Form of Money Market Quote
Exhibit G         -         Legal Opinion
Exhibit H         -         Assignment and Assumption Agreement
Exhibit I         -         Extension Agreement
Exhibit J         -         Form of Notice of Committed Borrowing, Conversion
                            or Continuation

                      AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT dated as of October 6, 2000 among HILTON HOTELS CORPORATION, the Banks party hereto, FIRST UNION NATIONAL BANK and THE BANK OF NOVA SCOTIA, as Documentation Agents, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Administrative Agent. While not parties hereto, Banc of America Securities, LLC and BNY Capital Markets, Inc. have acted as Co-Lead Arrangers and Co-Bank Managers of the credit facilities described herein.

                                    RECITALS

        A. Pursuant to a Credit Agreement dated as of October 18, 1996 (as amended by Amendments No. 1, 2, 3 and 4 thereto, the "Existing Credit Agreement") among Hilton Hotels Corporation, the Banks party thereto, and The Bank of New York, as Administrative Agent, the Banks have extended credit facilities in the aggregate principal amount of $1,750,000,000.

        B. The parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement in its entirety as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "ADDITIONAL BANK" has the meaning set forth in Section 2.19(b).

     "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                    [CDBR      ]*
                  ACDR      =       [----------]  + AR
                                    [1.00 - DRP]

                  ACDR      =       Adjusted CD Rate
                  CDBR      =       CD Base Rate
                  DRP       =       Domestic Reserve Percentage
                  AR        =       Assessment Rate

-----------

* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     "ADMINISTRATIVE AGENT" means The Bank of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "AGENT" means either the Administrative Agent or the Syndication Agent, and "AGENTS" means both of them.

     "ALTERNATIVE CURRENCIES" means Canadian dollars, French francs, Japanese yen, British pounds sterling, Italian lira and German deutsche marks (and any successor currencies thereto or replacement currencies therefor, including without limitation the European Union's "euro" currency), PROVIDED that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Borrower requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement,
(ii) such currency is freely transferable and freely convertible into Dollars,
(iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) each Bank either (x) approves the inclusion of such currency as an additional Alternative Currency for purposes hereof or (y) fails to notify the Administrative Agent that it objects to such inclusion within five Domestic Business Days after the Administrative Agent notifies it of the Borrower's request for such inclusion.

     "ALTERNATIVE CURRENCY BORROWING" means a Borrowing consisting of Alternative Currency Loans.

     "ALTERNATIVE CURRENCY LOAN" means a Committed Loan that is made in an Alternative Currency in accordance with the applicable Notice of Committed Borrowing.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "APPROVED BORROWING AMOUNT" means, with respect to Loans in any Alternative Currency, a minimum borrowing amount and increment in excess thereof agreed from time to time between the Administrative Agent and the Borrower with respect to Loans to be made in such Alternative Currency.

     "ARRANGERS" means, collectively, Banc of America Securities, LLC and BNY Capital Markets, Inc., as Co-Lead Arrangers and Co-Book Managers for the credit facilities described herein.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. '327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     "AUTHORIZED OFFICER" means any of the controller, the treasurer or the chief financial officer of the Borrower.

     "BANK" means each bank listed on the signature pages hereof and each lender which accepts an assignment pursuant to Section 9.05, and their respective successors and shall include, as the context may require, any Bank in its capacity as Issuing Bank.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of 2 of l% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation or pursuant to Article VIII.

     "BASE RATE MARGIN" has the meaning set forth on the Pricing Schedule.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BORROWER" means Hilton Hotels Corporation, a Delaware corporation, and its successors.

     "BORROWER'S 1999 FORM 10-K" means the Borrower's annual report on Form 10-K for 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "BORROWING" means the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and, in the case of Eurodollar Rate Loans or CD Loans, for a single Interest Period.

     "CD BASE RATE" means, as to any Interest Period, the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "CD LOAN" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

     "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD REFERENCE BANKS" means Bank of America, N.A., The Bank of New York and Wells Fargo Bank, National Association

     "CHANGE OF CONTROL" means the occurrence of a Ratings Decline in connection with any of the following events: (i) upon any merger or consolidation of the Borrower with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and

Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity,
(ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by The Securities and-Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Borrower normally entitled to vote in the election of directors of the Borrower, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower or (iv) the sale or disposition, whether directly or indirectly, by the Borrower of all or substantially all of its assets.

     "COMMITMENT" means, as to each Bank, the commitment of that Bank to make Loans as such amount may be reduced from time to time pursuant to Sections 2.11, 2.12, or 2.13 or increased from time to time pursuant to Section 2.19. The aggregate amount of the Commitments under this Agreement as of the Effective Date is $1,145,000,000. As of the Effective Date, each Bank shall hold a Commitment in the amount set forth on the Commitment Schedule attached hereto.

     "COMMITTED LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01.

     "COMPLIANCE CERTIFICATE" means a certificate, substantially in the form of Exhibit A, properly completed and signed by an Authorized Officer.

     "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date; PROVIDED that Consolidated Debt shall exclude: (A) the PPE Assumed Notes, and (B) Debt of the Borrower or a Subsidiary as to which a sum of cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders so as to result in legal or in-substance defeasance thereof; PROVIDED further, that, notwithstanding clause
(A) in the foregoing proviso, if Park Place fails to pay when due any principal of or interest on or any other amount with respect to the PPE Assumed Notes or reimburse the Borrower for payment thereof, and such failure is continuing, on and after the 90th day after such payment default first occurs any of the PPE Assumed Notes then outstanding shall be included in Consolidated Debt, unless such Debt then would be excluded therefrom pursuant to clause (B) in the foregoing proviso.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains,
(vi) Pre-Opening Expenses, (vii) transactional expenses associated with the Promus Acquisition, (viii) discontinued operations and (ix) nonrecurring non-cash charges; PROVIDED that:

        (a) Consolidated EBITDA for any period shall be adjusted on a pro forma basis (i) to include (or exclude) amounts attributable to hotel operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simple arithmetic basis) attributable to hotel projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period;

        (b) for purposes of determining Consolidated EBITDA for any period, Consolidated Net Income shall exclude any interest income attributable to the assumption or payment by Park Place of the PPE Assumed Notes; and

        (c) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized on a simple arithmetic basis.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, net interest expense of the Borrower and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET TANGIBLE ASSETS" means the total assets of the Borrower and its Subsidiaries, after deducting therefrom (a) all current liabilities of the Borrower and its Subsidiaries (excluding (i) the current portion of long term indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles.

     "COVERED SUBSIDIARY" means at any time any Subsidiary of the Borrower that has consolidated assets in an amount greater than $5,000,000.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and obligations in the nature of deferred employee compensation to the extent that such deferred employee compensation obligations do not exceed $150,000,000, in the aggregate, (iv) all obligations of such Person as lessee under leases which are capitalized in accordance with generally accepted accounting principles, (v) all other obligations secured by a Lien on any asset of such Person, whether or not such obligations are otherwise an obligation of such Person, in an amount equal to the lesser of the amount of the obligation so secured or the fair value of the assets subject to such Lien, and (vi) all obligations of others constituting "Debt" under the foregoing clauses of this paragraph which are guaranteed by such Person; it being understood that "Debt" does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DOCUMENTATION AGENTS" means First Union National Bank and The Bank of Nova Scotia, in each case in their capacities as documentation agents for the Banks hereunder. In their capacities as such, the Documentation Agents shall have no rights, duties or obligations under this

Agreement and the other Loan Documents, and shall incur no liabilities hereunder and thereunder, which are in addition to the other Banks.

     "DOLLAR AMOUNT" means:

        (i) with respect to any Dollar-Denominated Loan at any time, the principal amount thereof then outstanding; and

        (ii) with respect to any Alternative Currency Loan at any time during the Interest Period applicable thereto, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Administrative Agent's spot buying rate for Dollars against such Alternative Currency as of approximately 11:00 A.M. (London time) three Euro-Currency Business Days before the first day of such Interest Period.

     If an Alternative Currency Loan is not paid when due, the Dollar Amount thereof shall be recalculated as contemplated by clause (ii) above on the due date thereof and at three-month intervals thereafter until such Loan is paid in full.

     "DOLLAR-DENOMINATED LOAN" means a Loan that is made or to be made in Dollars in accordance with the applicable Notice of Committed Borrowing.

     "DOLLARS" and the sign "$" mean lawful money of the United States of America.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in -New York City or Los Angeles are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance, with Section 3.02.

     "ELIGIBLE ASSIGNEE" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank, (c) any commercial bank having a combined capital and surplus of $500,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company which, in either case (A) has a net worth of $500,000,000 or more, (B) is regularly engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either (a) be organized under the laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) is otherwise exempt from withholding of tax on interest and delivers a Form W8-ECI or W8-BEN or other appropriate tax withholding form pursuant to Section 2.18 at the time of any assignment pursuant to Section 9.05.

     "ENVIRONMENTAL LAWS" means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary of the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary of the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-CURRENCY BUSINESS DAY" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan for which funds are to be paid or made available in such Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

     "EURO-CURRENCY LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Borrower and the Administrative Agent; Provided that any Bank may so designate separate Euro-Currency Lending Offices for its Loans of each separate currency, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or each of such offices, as the context may require.

     "EURO-CURRENCY LOAN" means a Euro-Dollar Loan or an Alternative Currency Loan.

     "EURO-CURRENCY MARGIN" has the meaning set forth on the Pricing Schedule.

     "EURO-CURRENCY REFERENCE BANKS" means the principal London offices of Bank of America, N.A., The Bank of New York and Wells Fargo Bank, National Association

     "EURO-CURRENCY RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Euro-Currency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "EURO-DOLLAR LOAN" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation and bearing interest with reference to the London Interbank Offered Rate.

     "EURO-DOLLAR MARGIN" has the meaning set forth on the Pricing Schedule.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXISTING CREDIT AGREEMENT" has the meaning set forth in the Recitals hereto.

     "EXTENSION DATE" means, as of each date of determination, the date which falls one year prior to the Termination Date and the same date in any preceding year.

     "FACILITY FEE RATE" has the meaning set forth on the Pricing Schedule.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "FIXED RATE LOANS" means CD Loans or Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "GRANTING BANK" has the meaning set forth in Section 9.05(f).

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance or completion guarantees. The term "Guarantee" used as a verb has a corresponding meaning.

     "INCREASED COMMITMENTS" has the meaning set forth in Section 2.19(a).

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the four fiscal quarters ending on that date, to (b) Consolidated Interest Expense for the same period.

     "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one week or 1, 2, 3 or 6 months thereafter, and with respect to each Alternative Currency Borrowing, the period commencing on the date of such Borrowing and ending 1 week or 1, 2 or 3 months thereafter, in each case, as the Borrower may elect in the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the 'next preceding Euro-Currency Business Day for the relevant currency;

        (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for the relevant currency in a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, or, if such date is not a Euro-Currency Business Day for the relevant currency, then on the next preceding Euro-Currency Business Day for the relevant currency.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date or, if such date is not a Euro-Currency Business Day for the relevant currency, then on the next preceding Euro-Currency Business Day for such currency.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such

Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

        (b) any Interest Period which begins on the last Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 5 days) as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT GRADE" means (i) with respect to S&P, a rating of BBB- or higher and (ii) with respect to Moody's, a rating of Baa3 or higher.

     "ISSUING BANK" means Bank of America, N.A., The Bank of New York and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.

     "LC FEE RATE" has the meaning set forth in Section 2.10(b).

     "LETTER OF CREDIT" means a letter of credit to be issued hereunder by an Issuing Bank in accordance with Section 2.21.

     "LETTER OF CREDIT COMMITMENT" means the lesser of (x) $250,000,000 and (y) the aggregate Commitments.

     "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "LEVERAGE RATIO" means, as of each date of determination, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the four fiscal quarters ending on that date.

     "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the

Borrower or any Subsidiary of the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Domestic Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Currency Loans or Money Market Loans or any combination of the foregoing.

     "LOAN DOCUMENTS" means this Agreement and the Notes.

     "LONDON INTERBANK OFFERED RATE" as applicable to any Interest Period, means the average rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "MATERIAL ADVERSE EFFECT" means, as of each date of determination, a material adverse effect on or change in the condition (financial or otherwise), business, assets or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, EXCEPT any such effect or change resulting from
(i) changes in circumstances or conditions affecting the hotel, motel or travel industries in general or affecting any segment or region thereof in which they operate, or (ii) changes in general economic or business conditions in the United States.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "MOODY'S" means Moody's Investors Service, Inc., and its successors.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NEW PROJECT" means each new hotel or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel or resort) having a development and construction budget in excess of $50,000,000 which hereafter receives a certificate of completion or occupancy and all relevant operational licenses, and in fact commences operations.

     "NON-RECOURSE DEBT" means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Borrower or any Subsidiary of the Borrower.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "NOTICE OF COMMITTED BORROWING" has the meaning set forth in Section 2.02.

     "NOTICE OF CONVERSION/CONTINUATION" has the meaning set forth in Section 2.04.

     "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.21(b) .

     "NOTICE OF MONEY MARKET BORROWING" has the meaning set forth in Section 2.03(f).

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARK PLACE" means Park Place Entertainment Corporation, a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PPE ASSUMED NOTES" means the 7.35% senior notes of the Borrower due 2002 in the aggregate principal amount of $300,000,000 and the 7.00% senior notes of the Borrower due 2004 in the aggregate principal amount of $325,000,000 issued pursuant to the Indenture, dated as of April 15, 1997 executed by the Borrower in favor of BNY Western Trust Company, as Trustee.

     "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (other than Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of Borrower and its Subsidiaries for such period, prepared in accordance with generally accepted accounting principles.

     "PRICING CERTIFICATE" means a Pricing Certificate, substantially in the form of Exhibit C hereto, properly completed and signed by an Authorized Officer.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by The Bank of New York as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "PROMUS" means Promus Hotel Corporation, Inc., a Delaware corporation.

     "PROMUS ACQUISITION" means the merger of Promus Hotels Corporation with a Subsidiary of the Borrower on or about November 30, 1999.

     "RATING AGENCIES" means S&P and Moody's.

     "RATINGS DECLINE" means the occurrence on any date on or within 90 days after the date of the first public notice of (i) the occurrence of an event described in clauses (i)-(iv) of the definition of "Change of Control" or (ii) the intention by the Borrower to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Borrower is under publicly announced consideration for possible downgrade by either of the Rating Agencies) of a decrease in the rating of the senior debt of the Borrower by both of the Rating Agencies to below Investment Grade.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Currency Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the sum of the aggregate unpaid principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

     "SIGNIFICANT SUBSIDIARY" means at any time a Subsidiary of the Borrower having (i) at least 10% of the consolidated total assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

     "SPC" has the meaning set forth in Section 9.05(f).

     "SUBSIDIARY" means, at any date, any Person the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date in accordance with generally accepted accounting principles.

     "SYNDICATION AGENT" means Bank of America, N.A. in its capacity as syndication agent for the Banks hereunder.

     "TERMINATION DATE" means October 18, 2003 or such later date to which the Revolving Credit Period shall have been extended pursuant to Section 2.23, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants and disclosed in such financial statements) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Banks; Provided that, if the Borrower notifies the Syndication Agent that the Borrower wishes to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Syndication Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

        1.03 TYPES OF BORROWINGS. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

        2.01 COMMITMENTS TO LEND. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate Dollar Amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000, or in the case of a Borrowing to be denominated in an Alternative Currency, an Approved Borrowing Amount with respect to such Alternative Currency (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.14, prepay Loans and reborrow at any time on or prior to the Termination Date under this Section. The Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

        2.02 NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing"), substantially in the form of Exhibit J hereto, not later than 11:30 A.M. (New York City time) on (w) the date of each Base Rate Borrowing (or, if the Borrower shall have requested Money Market Quotes in an Absolute Rate Auction to be submitted on such date but shall not have accepted such Money Market Quotes in the full amount requested, then the Borrower may give a Notice of Committed Borrowing not later than 1:00 P.M. (New York City time) on such date for the smallest amount permitted under Section 2.01 which is sufficient to fund the shortfall), (x) the second Domestic Business Day before each CD Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (z) the fourth Euro-Currency Business Day before each Alternative Currency Borrowing, specifying:

                (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day for the relevant currency in the case of a Euro-Currency Borrowing;

                (b) the currency and aggregate amount (in such currency) of such Borrowing;

                (c) if such Borrowing is comprised of Dollar Denominated Loans, whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans; and

                (d) in the case of a Committed Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

        2.03    MONEY MARKET BORROWINGS.

                (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower in Dollars. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit D hereto so as to be received no later than (x) 11:30 A.M. (New York City time) on the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                        (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                        (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                        (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit E hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:00 Noon (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                        (ii)    Each Money Market Quote shall be in
                substantially the form of Exhibit F hereto and shall in any case specify:

                                (A)     the proposed date of Borrowing,

                                (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                                (C)     in the case of a LIBOR Auction, the
                        margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                                (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each, such Money Market Loan, and

                                (E)     the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                        (iii) Any Money Market Quote shall be disregarded if it:

                                (F) is not substantially in conformity with Exhibit F hereto or does not specify all of the information required by subsection (d)(ii);

                                (G)     contains qualifying, conditional or
                        similar language, except as provided in subsection
                        (d)(ii)(B) (z);

                                (H) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, except as provided in subsection
                        (d)(ii)(B)(z); or

                                (I)     arrives after the time set forth in
                        subsection (d) (i) .

                (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market

        Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 11:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 12:45 P.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

                        (i) the aggregate principal amount of each money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                        (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                        (iii)acceptance of offers may only be made on the basis
                of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                        (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem ' appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                (h) EFFECT ON COMMITMENTS. Any Money Market Loans made by a Bank pursuant to this Section shall not reduce such Bank's pro rata share of the remaining undrawn Commitments.

        2.04 CONVERSION AND CONTINUATION OF LOANS. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option at any time (i) to convert all or any part of its outstanding Base Rate Loans which are integral multiples of $1,000,000 and which are not less than $10,000,000 into Euro-Dollar Loans or CD Rate Loans or (ii) upon the expiration of any Interest Period applicable to Euro-Dollar Loans or CD Rate Loans, to continue all or any portion of such Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as Euro-Dollar Loans or CD Rate Loans or to convert such Loans into Base Rate Loans.

        Borrower shall deliver to the Administrative Agent notice of any such conversion or continuation, substantially in the form of Exhibit J (each a "Notice of Conversion/Continuation"), no later than 11:30 A.M. (New York local time) at least one Domestic Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Euro-Dollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Euro-Dollar Loan or CD Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Domestic Business Day in the case of Base Rate Loans and a Euro-Dollar Business Day in the case of conversion to or continuation of Euro-Dollar Loans or CD Rate Loans), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan or CD Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan or CD Rate Loan, that no Default or Event of Default has occurred and is continuing.

        2.05    NOTICE TO BANKS; FUNDING OF LOANS.

                (a) Upon receipt of a Notice of Borrowing or a Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing or Notice of Conversion/Continuation shall not thereafter be revocable by the Borrower.

                (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, if such Borrowing is to be made in Dollars, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars, in federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01; PROVIDED that if such Borrowing is to be made in an Alternative Currency, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Banks by not less than four Euro-Currency Business Days' notice. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address or place.

                (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.05 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date (and including the date) such amount is made available to the Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate PROVIDED that, with respect to any Borrowing to be denominated in an Alternative Currency, the rate shall be a comparable overnight rate for such Alternative Currency as determined by the Administrative Agent. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If the Borrower pays interest under this subsection (c) at the Federal Funds Rate and the Federal Funds Rate is higher than the interest rate applicable thereto pursuant to Section 2.07, the applicable Bank shall pay the Borrower the difference between such rates.

        2.06    NOTES.

                (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Commitment.

                (b) Each Bank may, by notice to the Borrower and the Syndication Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit B hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                (c)     Upon receipt of each Bank's Note pursuant to
        Section 3.02(b), the Syndication Agent shall forward such Note to such Bank. Each Bank shall record the date, currency, amount (in such currency), type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required

        2.07    INTEREST RATES.

                (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from (and including) the date such Loan is made to (but excluding) the date it becomes due, at a rate per annum equal to the Base Rate for such day PLUS any applicable Base Rate Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall, at the option of the Required Banks, bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate PLUS the Base Rate Margin PLUS 2%. Such interest shall be payable on the last Domestic Business Day of each calendar quarter in arrears and on the Termination Date.

                (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate for such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall, at the option of the Required Banks, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

                (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                (d) Any overdue principal of or interest on any Euro-Currency Loan shall, at the option of the Required Banks, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such period of time not longer than 6 months as the Administrative Agent may elect) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
        Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                (f) The Administrative Agent shall determine in accordance with the provisions of this Agreement each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

        2.08 AGENTS' FEES. On the date hereof and on the Effective Date, the Borrower shall pay to the Agents and the Arrangers certain fees in the amounts set forth in a letter agreement with the Agents and the Arrangers.

        2.09 UPFRONT FEES. On the Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Bank non-refundable upfront fees in the amounts set forth in letter agreements between each Bank and the Arrangers, and in an aggregate amount not to exceed the amount set forth in a letter agreement among the Borrower, the Agents and the Arrangers.

        2.10    FACILITY FEES.

                (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused).

                (b)     The Borrower shall pay to the Administrative Agent
(i) for the account of the Banks ratably a Letter of Credit fee (the "LC Fee Rate") accruing daily on the aggregate amount then available for drawing under all Letters of Credit at a rate per annum determined in accordance with the Pricing Schedule and (ii) for the account of each Issuing Bank a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum as determined from time to time by the Borrower and such Issuing Bank.

                (c) PAYMENTS. Accrued fees under this Section shall be payable quarterly in arrears on the first day of each March, June, September and December and upon the date of termination of the Commitments in their entirety and, when paid, are non-refundable.

        2.11 OPTIONAL TERMINATION OF COMMITMENTS BY BORROWER. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $25,000,000 or any larger amount in multiples of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate Dollar Amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

        2.12 OPTIONAL TERMINATION OF COMMITMENTS BY THE BANKS. Following the occurrence of a Change of Control, the Required Banks may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER OF (a) such occurrence and (b) the EARLIER of (i) receipt of the Borrower's written notice to the Administrative Agent of such occurrence and
(ii) if no such notice has been received by the Administrative Agent, the date upon which the

Administrative Agent and the Banks have actual knowledge thereof, to terminate all of the Commitments. In any such case the Commitments shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to the Borrower thereof, and to the extent that there is then any Debt evidenced by the Notes, the same shall be immediately due and payable and the Borrower shall immediately provide cash collateral for the outstanding Letter of Credit Liabilities in the manner contemplated by Section 6.03.

        2.13 SCHEDULED TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

        2.14    OPTIONAL PREPAYMENTS.

                (a) Subject in the case of any CD Borrowing or Euro-Currency Borrowing to Section 2.15, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or CD Borrowing or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, with respect to any Euro-Dollar Borrowing, or at least four Euro-Currency Business Days' notice to the Administrative Agent, with respect to any Alternative Currency Borrowing, prepay any Euro-Currency Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                (b) Except as provided in Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

        2.15    GENERAL PROVISIONS AS TO PAYMENTS.

                (a) The Borrower shall make each payment of principal of, and interest on, Dollar-Denominated Loans and Letters of Credit Liabilities and of fees hereunder, in Dollars not later than 2:00 P.M. (New York City time) on the date when due, in federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01, without offset or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to the Borrower and the Banks by not less than four Euro-Currency Business Days, notice. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks, in the currency and type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Domestic Loans or Letters of Credit Liabilities or of fees shall be due on a day which is not a Domestic

        Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

        2.16 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with section 2.05(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

        2.17 COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate, amounts denominated in British pounds sterling and all fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

        2.18 WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN, certifying in either case that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

        Each Bank which so delivers a Form W8-ECI or W8-BEN further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such forms (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

        2.19    INCREASED COMMITMENTS; ADDITIONAL BANKS.

                (a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days, notice to the Syndication Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $437,500,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Syndication Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

                (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such bank that is an existing Bank, increase its Commitment and (ii) in the case of any other such bank (an "Additional Bank"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

                (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.19 shall become effective upon the receipt by the Syndication Agent of an agreement in form and substance satisfactory to the Syndication Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Syndication Agent may reasonably request. The Syndication Agent shall give the Administrative Agent notice of any increase in the aggregate amount of the Commitments under this Section 2.19.

        2.20 JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Euro-Currency Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 9.10, such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

        2.21    LETTERS OF CREDIT.

                (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of the Borrower; PROVIDED that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed-the aggregate amount of the Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

                (b) The Borrower shall give the Issuing Bank notice at least five days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a

        Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date.

                (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

                (d) The obligations of the Borrower and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                        (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

                        (ii) any amendment, waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any document related hereto or thereto;

                        (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                        (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing
                Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                        (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any I respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                        (vi) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

                        (vii)any other act or omission to act or delay of any
                kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

                (e) The Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including an Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms,
        (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

        2.22 REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Currency Business Days prior to each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

        2.23 EXTENSION OF THE TERMINATION DATE. The Termination Date may be extended for a period of up to one year after the date on which the Termination Date would otherwise have occurred in accordance with the provisions of this Section. If the Borrower wishes to request an extension of the Termination Date, it shall give written notice to that effect to the Syndication Agent not less than 45 nor more than 90 days prior to any Extension Date, whereupon the Syndication Agent shall notify each of the Banks of such notice. Each Bank will respond to such request, whether affirmatively or negatively, within 30 days. If a Bank or Banks respond negatively or fail to timely respond to such request, but such non-extending Banks have Commitments totaling less than 33 1/3% of the aggregate amount of the Commitments, the Borrower shall, for a period of 60 days following that Extension Date, have the right, with the assistance of the Syndication Agent, to seek a mutually satisfactory substitute financial institution or financial institutions (which may be one or more of the Banks) to assume the Commitments of such non-extending Banks. No Bank which fails to consent shall be deemed to have consented to a request by the Borrower under this Section. Not later than the third Domestic Business Day prior to the end of such period (whether of 60 days or shorter), the Borrower shall, by notice to the Banks through the Syndication Agent, either (i) terminate, effective on the third Domestic Business Day after the giving of such notice, the Commitments of such non-extending Banks, whereupon the Banks who have consented to the extension shall continue with their commitments unaffected to lend subject to the terms of this Agreement to the new Termination Date, or (ii) designate one or more new financial institutions reasonably acceptable to the Syndication Agent to assume the Commitments of such non-extending Banks, whereupon the aggregate amount of such Commitments shall be assumed by such substitute financial institution or financial institutions within such 60-day period or
(iii) withdraw its request for an extension of the Termination Date, in which case the Commitments shall continue unaffected. The failure of the Borrower to timely take the actions contemplated by clause (i) or (ii) of the preceding sentence shall be deemed a withdrawal of its request for an extension as contemplated by clause (ii) whether or not notice to such effect is given. So long as Banks having Commitments totaling not less than 66 2/3% of the aggregate amount of the Commitments shall have responded affirmatively to such a request, and such request is not withdrawn in accordance with the preceding sentence, then, subject to receipt by the Syndication Agent of counterparts of an Extension Agreement in substantially the form of Exhibit I duly completed and signed by all of the parties hereto (other than non-consenting Banks), the Termination Date shall be extended for the period set forth in this Section 2.23 and in the Extension Agreement. The Syndication Agent shall give the Administrative Agent notice of any extension of the Termination Date under this Section.

                                   ARTICLE III

                                   CONDITIONS

        3.01 BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions:

                (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or receipt by the Issuing Bank of a Notice of Credit Issuance as required by Section 2.21(b), as the case may be;

                (b) immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding Dollar Amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

                (c) immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

                (d) the representations and warranties of the Borrower contained in this Agreement (except the representation and warranty set forth in Section 4.04(c) and Section 4.05, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit;

                (e) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agents make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency; and

                (f) in the case of an issuance of a Letter of Credit, immediately after such issuance of a Letter of Credit, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment.

        Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the continued accuracy of the matters described in clauses (c), (d) and (e) of this Section as of the date of such Borrowing or issuance.

        3.02 EFFECTIVENESS. As conditions precedent to the Effective Date and the making of the initial Loans hereunder, each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

                (a) receipt by the Syndication Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Syndication Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                (b) receipt by the Syndication Agent for the account of each Bank of a duly executed Note dated as of the Effective Date complying with the provisions of Section 2.05;

                (c) receipt by the Syndication Agent of an opinion of Gibson, Dunn & Crutcher, LLP substantially in the form of Exhibit G hereto;

                (d) receipt by the Syndication Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agents;

                (e) receipt by the Administrative Agent for the account of each Bank which was a party to the Existing Credit Agreement of an extension fee equal to 20 basis points times the amount of its Commitment under the Existing Credit Agreement which has been renewed as a Commitment hereunder; and

                (f) receipt by the Administrative Agent for the account of each Bank which was a party to the Existing Credit Agreement and which has increased its Commitment hereunder and for the account of each Bank which newly becomes a Bank hereunder as of the Effective Date, of upfront fees in the amounts set forth in a letter agreement with the Agents.

                (g) There shall not have occurred a Material Adverse Effect since December 31, 1999.

The Syndication Agent shall promptly notify the Borrower, the Administrative Agent and each Bank of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                   The Borrower represents and warrants that:

        4.01 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower (in the case of any such default under the provisions of any agreement or instrument binding upon the Borrower, except to the extent that the same could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

        4.04    FINANCIAL INFORMATION.

                (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999 and the related consolidated statements of income and cash flows for the fiscal year then ended set forth in the Borrower's 1999 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2000 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal quarter-end adjustments).

                (c) Since December 31, 1999, there has been no Material Adverse Effect.

        4.05    LITIGATION. Except as disclosed in the Borrower's Latest
Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of any of the Loan Documents. Without limiting the generality of the foregoing, with respect to those litigation matters described in the Borrower's Latest Form l0-Q, (i) the disclosure contained in the Borrower's Latest Form 10-Q was accurate as of the date of the Borrower's Latest Form l0-Q and (ii) since such date there has been no adverse development which would reasonably be expected to have a Material Adverse Effect.

        4.06 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        4.07 TAXES. The United States federal income tax returns of the Borrower and its Subsidiaries have been filed through the fiscal year ended December 31, 1999. The Borrower and its Significant Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary of the Borrower. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

        4.08 SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        4.09 NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.10 ENVIRONMENTAL MATTERS. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

        4.11 FULL DISCLOSURE. All information heretofore furnished by the Borrower to either Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to either Agent or any Bank, taken as a whole, will be true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

                                    ARTICLE V

                                    COVENANTS

        The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

        5.01    INFORMATION. The Borrower will deliver to the Administrative
Agent:

                (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

                (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower,-the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

                (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of clauses (g) and (h) of Section 5.06,
        Section 5.09 and Section 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such Compliance Certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements
        (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                (e) as soon as available and in any event not later than the last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year;

                (f) within five Domestic Business Days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                (j) forthwith, notice of any change of which the Borrower becomes aware in the rating by S&P or Moody's, of the Borrower's outstanding senior unsecured long-term debt securities; and

                (k) from time to time such additional information regarding the financial position or business of the Borrower as the Syndication Agent, at the request of any Bank, may reasonably request.

        5.02    MAINTENANCE OF PROPERTY; INSURANCE.

                (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

                (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Banks, upon request from the Syndication Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

        5.03 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary of the Borrower to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary of the Borrower into the Borrower or the merger or the consolidation of a Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary of the Borrower if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

        5.04 COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) and shall timely file all material tax returns and pay all material taxes required to be filed by them and so paid, except, in each case, where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

        5.05 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

        5.06 NEGATIVE PLEDGE. None of the Borrower, any Covered Subsidiary or any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                (a)     Liens existing as of September 15, 2000;

                (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower or at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower, in each case where the Lien is not created in contemplation of such event;

                (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrower's inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus
        (y) the costs of such construction;

                (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

                (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

                (f) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                (g) Liens securing Debt of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; and

                (h) Liens not otherwise permitted by the foregoing clauses of this Section which secure indebtedness in an aggregate principal amount which is not in excess of 10% of Consolidated Net Tangible Assets (determined as of the most recent date for which Borrower has delivered its financial statements under Section 5.01(a) or Section 5.01(b), as applicable), and encumbering assets which have a value, as determined by the board of directors of the Borrower in connection with the incurrence of each such Lien, which the board of directors of Borrower determines is reasonably related to the amount of the indebtedness secured thereby.

        5.07 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

        5.08 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower and its Subsidiaries for general corporate purposes, including but not limited to working capital, capital expenditures, the back stop of commercial paper and the acquisition of full-service hotel and resort properties. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner that would violate Regulation X or result in a violation of Regulation U.

        5.09 LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

        FISCAL QUARTERS ENDING                      MAXIMUM RATIO
        ----------------------                      -------------
        December 31, 2000                           5.00:1.00

        March 31, 2001 through and including
        March 31, 2002                              4.75:1.00

        Thereafter                                  4.50:1.00.

        5.10 INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of Borrower, be less than 2.50:1.00.

                                   ARTICLE VI

                                    DEFAULTS

        6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                (a) the Borrower shall fail to reimburse any drawing under any Letter of Credit when required hereunder or to pay when due any principal of any Loan under this Agreement, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.10, inclusive;

                (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 7 days after written notice thereof has been given to the Borrower by the Syndication Agent at the request of any Bank;

                (d) any representation, warranty, certification or statement made or deemed made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                (e) the Borrower or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of $100,000,000;

                (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse Debt) in excess of $100,000,000 of the Borrower or any Covered Subsidiary or any Significant Subsidiary or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000; or

                (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Syndication Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the sum of the aggregate principal amount of the Loans and the Letter of Credit Liabilities, by notice to the Borrower declare the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Syndication Agent or the Banks, the Commitments shall thereupon terminate and the Loans and the Letter of Credit Liabilities (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

        6.02 NOTICE OF DEFAULT. The Syndication Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

        6.03 CASH COVER. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Syndication Agent upon the instruction of the Required Banks, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Syndication Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by either Agent or the Banks.

                                   ARTICLE VII

                                   THE AGENTS

        7.01 APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

        7.02 AGENTS AND AFFILIATES. Bank of America, N.A. and The Bank of New York shall each have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Bank of America, N.A. and The Bank of New York and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

        7.03 ACTION BY AGENTS. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except in the case of the Syndication Agent as expressly provided in Article VI.

        7.04 CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        7.05 LIABILITY OF AGENT. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except in the case of the Syndication Agent receipt of items required to be delivered to it; or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

        7.06 INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees, gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with such Agent's role under this Agreement or any related action taken or omitted by such indemnitees hereunder.

        7.07 CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon either Agent, the Arrangers or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent, the Arrangers or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

        7.08 SUCCESSOR AGENT. Either Agent may resign at any time subject to the appointment of a successor Agent by giving notice to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that no such consent shall be required if the successor Agent is a Bank. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, and without the Borrower's consent, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        7.09 AGENTS' FEES. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

        8.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                (a) the Administrative Agent is advised by the Reference Banks that deposits in the applicable currency and amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Currency Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. The Administrative Agent shall promptly notify the Banks of any election by the Borrower pursuant to the preceding sentence.

        8.02 ILLEGALITY. If after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Currency Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

        8.03    INCREASED COST AND REDUCED RETURN.

                (a) If after (x) the Effective Date or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                        (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loans, its Note or its obligation to make Loans or its obligations hereunder in respect of Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located) or subjects such Bank to United States withholding tax; or

                        (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect to Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, subject to clause (d) of this Section, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (subject in the case of clause (a)(i), to delivery by such Bank of IRS form W-8 ECI or W-8 BEN pursuant to Section 2.18 that demonstrates complete exemption from United States withholding tax as of the date such Bank first became a party hereto).

                (b) If after the Effective Date, any Bank shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then, subject to clause (d) of this Section, from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

                (d) Borrower shall not be required to reimburse any Bank for any increased costs, reductions or payments under this Section arising prior to 90 days preceding the date of any claim or demand by a Bank for compensation under this Section except to the extent the applicable law or regulation is imposed retroactively and the demand or claim is made within 90 days of the effect (in which case such claim or demand shall be submitted within 90 days of the date upon which such Bank becomes aware or should reasonably be aware of such law or regulation). A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (with detail sufficient to allow the verification by Borrower of its calculations) shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        8.04    BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If
(i) the obligation of any Bank to make Euro-Currency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Currency Business Days, prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Currency Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                (b) after each of its CD Loans or Euro-Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or either Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered or received at -the address specified in this Section; provided that notices to the Administrative Agent or the Issuing Bank under Article II or Article VIII shall not be effective until received.

        9.02 NO WAIVERS. No failure or delay by either Agent or any Bank in-exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        9.03    EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

                (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents and the Arrangers, including reasonable fees and disbursements of counsel for the Syndication Agent in connection with the preparation of this Agreement and all related documents, the negotiation, closing and syndication of this Agreement and the Loans (including due diligence with respect thereto), the administration of this Agreement and the Loans, and in connection with any waiver, amendment or consent hereunder, or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by each Agent or by any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, mortgage recording taxes, assessments or charges made by any governmental authority by reason of the execution and delivery or enforcement of any of the Loan Documents.

                (b) The Borrower agrees to indemnify each Agent, each Arranger, each Bank, and their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        9.04 AMENDMENTS AND WAIVERS. No amendment or waiver of the terms of this Agreement or the other Loan Documents shall be made or be effective unless such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of either Agent or any Issuing Bank are affected thereby, by such Agent or Issuing Bank, as relevant); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) except as contemplated by Section 2.19, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, or the Termination Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) render more restrictive the ability of any Bank to assign or grant participations in its Commitment under Section 9.05.

        9.05    SUCCESSORS AND ASSIGNS.

                (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and permitted assigns, EXCEPT that the Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

                (b) From time to time following the Effective Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Commitment; PROVIDED that (i) such Eligible Assignee, if not then a Bank or an affiliate of the assigning Bank, shall be approved by each of the Administrative Agent and (if no Default or Event of Default then exists) the Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment and Assumption Agreement substantially in the form of Exhibit H, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a portion of the Commitments that is equivalent to less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Assumption Agreement, but not earlier than the date which is five Domestic Business Days after the date the Administrative Agent has received the Assignment and Assumption Agreement. Upon the effective date of the Assignment and Assumption Agreement, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Commitment therein set forth and, to the extent of such Commitment, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Commitment, and to the assigning Bank, a Note evidencing the remaining Commitment retained by the assigning Bank.

                (c) By executing and delivering an Assignment and Assumption Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under this Agreement; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                (d) The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") of the names and address of each of the Banks and the Commitment held by each Bank, giving effect to each Assignment and Assumption Agreement. The Register shall be available during normal business hours for inspection by Borrower or any Bank upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment and Assumption Agreement executed by any Bank and an Eligible Assignee (including without limitation any existing Bank), and receipt of an assignment fee of $3,500 from such Bank or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the affected Banks notice of such effectiveness. Borrower, the Administrative Agent and the Banks shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any Commitment shall be effective, in each case unless and until an Assignment and Assumption Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Commitment shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment.

                (e) Each Bank may from time to time grant participations to one or more Banks or other financial institutions (INCLUDING another
        Bank) in its Commitment; PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Banks or other financial institutions shall not be a Bank hereunder for any purpose (provided that the participation agreement may provide for a Bank to allow the participant the derivative benefit of Sections 2.22, 8.03 and 9.03, but such derivative benefits shall not increase the overall cost to Borrower under such Sections), (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this

        Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Commitment as it then exists and shall not restrict an increase in the Commitments, or in the granting Bank's Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments, consents or waivers of provisions of the Loan Documents OTHER THAN those which
        (A) result in a decrease in fees, interest rate spreads or principal payable to the holder of such participation, (B) increase the Commitment of the granting Banks and thereby increase the funding requirements of the holder of such a participation, or (C) extend the Termination Date.

                (f) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to special purpose funding vehicles (each, an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower the option to provide all or any part of any Loan that such Granting Bank would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Bank, and each SPC shall be subject to all of the restrictions upon the Granting Bank herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Bank for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the Banks and Borrower and each other party shall be entitled to rely upon and deal solely with the Granting Bank with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.05, each SPC may, at any time, without regard to the period required by Section 9.05(b)(iv), (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank (or to any other SPC of such Granting Bank) or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Bank to make Loans hereunder), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.05(f) may not be amended without the consent of all SPC's then designated to the Administrative Agent in accordance with the foregoing provisions of this Section.

        9.06 NEW YORK LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the

Southern District of New York and of any New York state court sitting in New York City, New York (in each case, applying such law) for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably, waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        9.07 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

        9.08 SEVERAL OBLIGATIONS. The obligations of the Banks hereunder are several. Neither the failure of any Bank to carry out its obligations hereunder nor of this Agreement to be duly authorized, executed and delivered by any Bank shall relieve any other Bank of its obligations hereunder (or affect the rights hereunder of such other Bank). No Bank shall be responsible for the obligations of, or any action taken or omitted by, any other Bank hereunder.

        9.09 SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note and any Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

        9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            HILTON HOTELS CORPORATION


                            By ___________________________________
                                     Mariel C. Albrecht
                                     Senior Vice President and Treasurer

                            9336 Civic Center Drive Beverly Hills,
                            California 90210
                            Telecopier number: 310-205-7849

                            THE BANK OF NEW YORK, as Administrative Agent and as a Bank

                            By: ______________________________________

                            Title: _____________________________________

                            BANK OF AMERICA, N.A., as Syndication Agent and as a Bank


                            By: ____________________________________

                            Title: _________________________________

                             THE BANK OF NOVA SCOTIA


                             By:_________________________________________

                             Title:______________________________________

                             FIRST UNION NATIONAL BANK


                             By:_________________________________________

                             Title:______________________________________

                             WELLS FARGO BANK, N.A.


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             WACHOVIA BANK, N.A.


                             By:_________________________________________

                             Title:______________________________________

                             DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                             CAYMAN ISLANDS BRANCH

                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             THE FUJI BANK, LIMITED


                             By:_________________________________________

                             Title:______________________________________

                             FLEET BANK, N.A.


                             By:_________________________________________

                             Title:______________________________________

                             THE DAI-ICHI KANGYO BANK, LTD.


                             By:_________________________________________

                             Title:______________________________________

                             THE SAKURA BANK LIMITED


                             By:_________________________________________

                             Title:______________________________________

                             MORGAN GUARANTY TRUST COMPANY


                             By:_________________________________________

                             Title:______________________________________


                                      -62

                             CREDIT LYONNAIS NEW YORK BRANCH


                             By:_________________________________________

                             Title:______________________________________

                             THE NORTHERN TRUST COMPANY


                             By:_________________________________________

                             Title:______________________________________

                             UNION BANK OF CALIFORNIA, N.A.


                             By:_________________________________________

                             Title:______________________________________

                             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK
                             BRANCH


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             BNP PARIBAS

                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             BANCA COMMERCIALE ITALIANA-
                             LOS ANGELES FOREIGN BRANCH


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             CREDIT INDUSTRIEL ET COMMERCIAL


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             CREDIT SUISSE FIRST BOSTON


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             BANCA DI ROMA


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             BANK ONE, N.A.


                             By:_________________________________________

                             Title:______________________________________

                             ERSTE BANK


                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             LASALLE BANK N.A.


                             By:_________________________________________

                             Title:______________________________________

                             FIRST HAWAIIAN BANK


                             By:_________________________________________

                             Title:______________________________________

                             KBC BANK

                             By:_________________________________________

                             Title:______________________________________


                             By:_________________________________________

                             Title:______________________________________

                             BANK OF HAWAII


                             By:_________________________________________

                             Title:______________________________________

                             THE SANWA BANK, LIMITED, LOS ANGELES BRANCH


                             By:_________________________________________

                             Title:______________________________________

                             LAND BANK OF TAIWAN


                             By:_________________________________________

                             Title:______________________________________

                             HIBERNIA NATIONAL BANK


                             By:_________________________________________

                             Title:______________________________________

                                PRICING SCHEDULE

     This Pricing Schedule is attached to and made a part of the Amended and Restated Credit Agreement dated October 6, 2000, among Hilton Hotels Corporation, a Delaware corporation, the Banks referred to therein, Bank of America, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent (the "Credit Agreement"). Capitalized terms used in this Pricing Schedule are used with the meanings set forth for those terms in the Credit Agreement.

     As used herein and in the Credit Agreement, the following terms have the meanings set forth below:

     "Applicable Debt Rating" means, as of any date of determination, the rating assigned by the Rating Agencies to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (and any rating assigned to any other debt security of the Borrower shall be disregarded), as of the close of business on such date, provided that (a) if such securities receive a split-rating and the rating differential is one level, the higher of the two ratings will apply and (b) if such securities receive a double split-rating and the ratings differential is more than one level, the average of the two ratings (or the higher of any two intermediate ratings) shall be used.

     "Applicable Leverage Ratio" means, for each Pricing Period, the Leverage Ratio in effect as of the last day of the fiscal quarter ending two calendar months prior to the first day of that Pricing Period.

     "Base Rate Margin" means, as of each date of determination (i) the LESSER OF (x) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed "Base Rate Margin" and (y) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Leverage Ratio as of that date in the column headed "Base Rate Margin" PLUS (ii) any applicable Margin Adjustment.

     "CD Margin" means, as of each date of determination (i) the LESSER OF (x) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed "CD Margin" and (y) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Leverage Ratio as of that date in the column headed "CD Margin" PLUS (ii) any applicable Margin Adjustment.

     "Euro-Currency Margin" means, as of each date of determination (i) the LESSER OF (x) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed "Euro-Currency Margin" and (y) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Leverage Ratio as of that date in the column headed "Euro-Currency Margin" PLUS (ii) any applicable Margin Adjustment.

     "Facility Fee Rate" means, as of each date of determination, the LESSER OF
(x) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Debt Rating as of that date in the column headed "Facility Fee Rate" and (y) the rate per annum (expressed in basis points) set forth in the Pricing Matrix opposite the Applicable Leverage Ratio as of that date in the column headed "Facility Fee Rate."

     "LC Fee Rate" means, as of each date of determination, the then applicable Euro-Currency Margin.

     "Margin Adjustment" means an adjustment to the Base Rate Margin, Euro-Currency Margin and the CD Margin equal, (a) during each Pricing Period for which the Applicable Leverage

Ratio is equal to or less than 4.75:1.00, 0 basis points, and (b) during each Pricing Period for which the Applicable Leverage Ratio is in excess of 4.75:1.00, 7.5 basis points, PROVIDED in each case that if Borrower fails to deliver any Compliance Certificate or Pricing Certificate on the date when required by Section 5.01, and it is ultimately determined that the Applicable Leverage Ratio would have resulted in an increased adjustment to the Base Rate Margin, Euro-Currency Margin or CD Margin, then (i) the rate at which interest and letter of credit fees accrue under the Credit Agreement shall be increased in accordance with this Schedule, with retroactive effect to the first day of the Pricing Period to which such Compliance Certificate or Pricing Certificate relates, and (ii) Borrower shall, within 10 Domestic Business Days of a request by the Administrative Agent, make such additional payments to the Banks through the Administrative Agent as are required to give effect to such increased interest rates and letter of credit fees in respect of any payments previously made by Borrower.

     "Pricing Matrix" means the following matrix, expressing the Euro-Currency Margin, the CD Margin the Base Rate Margin and the Facility Fee Rate applicable to various Applicable Debt Ratings and Applicable Leverage Ratios, as applicable, in basis points:

----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
        Applicable Debt                           Applicable               Euro-Currency   CD Margin   Base Rate   Facility Fee
             Rating                                Leverage                    Margin                    Margin        Rate
                                                    Ratio
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
GREATER THAN OR EQUAL TO BBB+/Baa1                  LESS THAN 2.25:1.00         72.5          85.0         0           15.0
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
BBB/Baa2                             GREATER THAN OR EQUAL TO 2.25:1.00         95.0         107.5         0           17.5
                                                                    and
                                                    LESS THAN 3.00:1.00
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
BBB-/Baa3                            GREATER THAN OR EQUAL TO 3.00:1.00        102.5         115.0        2.5          22.5
                                                                    and
                                                    LESS THAN 3.75:1.00
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
BB+/Ba1                              GREATER THAN OR EQUAL TO 3.75:1.00        112.5         125.0       12.5          25.0
                                                                    and
                                                    LESS THAN 4.50:1.00
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------
BB/Ba2 or lower                      GREATER THAN OR EQUAL TO 4.50:1.00        130.0         142.5       30.0          32.5
ratings
----------------------------------   ----------------------------------    -------------   ---------   ---------   ------------

     "Pricing Period" means (a) the period from the Effective Date through February 28, 2001, and (b) each subsequent period of three months beginning on the first day of each March, June, September and December and ending on the last day of the succeeding May, August, November and February.

By executing this Pricing Schedule in the space provided below, the Borrower confirms that it is the authentic document to be attached to the Credit Agreement.

                                 HILTON HOTELS CORPORATION


                                 By:
                                     ----------------------------------
                                     Mariel C. Albrecht
                                     Senior Vice President and Treasurer